EXHIBIT INDEX

1.6 Resolution of the Board of Directors of IDS Life of New York establishing 2 additional subaccounts within the separate account, dated Feb. 28, 2002.

8.3 Copy of Participation Agreement dated April 14, 2000 by and among Calvert Variable Series, Inc. and Calvert Asset Management Co. and Calvert Distributors Inc. and IDS Life Insurance Company of New York.

8.4 (b) Copy of Amendment dated December 10, 2001 to Participation Agreement between IDS Life Insurance Company of New York and Credit Suisse Warburg Pincus Trust, Credit Suisse Asset
         Management, Inc. and Credit Suisse Asset Management Securities, Inc. dated October 7, 1996.

8.5 Copy of Participation Agreement by and between Evergreen Variable Annuity Trust and IDS Life Insurance Company of New York, dated August 13, 2001.

8.6 (c) Copy of Amendment No. 1 dated April 30, 2001 to Participation Agreement between IDS Life Insurance Company of New York, Variable Insurance Products Fund and Fidelity Distributors Corporation dated September 29, 2000.

8.6 (d)  Copy of Amendment No. 1 dated April 30, 2001 to Participation
         Agreement between IDS Life Insurance Company of New York, Variable Insurance Products Fund III and Fidelity Distributors Corporation dated September 29, 2000.

8.6 (e) Copy of Amendment No. 2 dated June 29, 2001 to Participation Agreement between IDS Life Insurance Company of New York, Variable Insurance Products Fund and Fidelity Distributors Corporation dated September 29, 2000.

8.6 (f)  Copy of Amendment No. 2 dated June 29, 2001 to Participation
         Agreement between IDS Life Insurance Company of New York, Variable Insurance Products Fund III and Fidelity Distributors Corporation dated September 29, 2000.

8.6 (g) Copy of Amendment No. 3 dated February 27, 2002 to Participation Agreement between IDS Life Insurance Company of New York, Variable Insurance Products Fund and Fidelity Distributors Corporation dated September 29, 2000.

8.6 (h) Copy of Amendment No. 3 dated February 27, 2002 to Participation Agreement between IDS Life Insurance Company of New York, Variable Insurance Products Fund III and Fidelity Distributors Corporation dated September 29, 2000.

8.8 Copy of Participation Agreement between IDS Life Insurance Company of New York and INVESCO Variable Investment Funds, Inc, and INVESCO Distributors, Inc., dated August 13, 2001.

8.9 (b) Copy of Amendment to Participation Agreement dated July 27, 2001 by and among Janus Aspen Series and IDS Life Insurance Company of New York dated September 29, 2000.

8.10 (b) Copy of Amendment dated June 29, 2001 to Participation Agreement by and among MFS Variable Insurance Trust, Massachusetts Financial Services Company and IDS Life Insurance Company of New York dated September 29, 2000.

8.11 Copy of Participation Agreement among Pioneer Variable Contracts Trust, IDS Life Insurance Company of New York, Pioneer Investment Management, Inc. and Pioneer Funds Distributor, Inc. dated August 13, 2001.

8.12 (b) Copy of Amendment 1 dated February 27, 2002 to Participation Agreement among Putnam Variable Trust, Putnam Retail Management, L.P. and IDS Life Insurance Company of New York dated October 7, 1996.

8.13 Copy of Participation Agreement by and among IDS Life Insurance Company of New York and Strong Opportunity Fund II, Inc. and Strong Investor Services, Inc. and Strong Investments, Inc. dated August 13, 2001.

8.14 Copy of Participation Agreement by and among Wanger Advisors Trust and Liberty Wanger Asset Management, L.P. and IDS Life Insurance Company of New York dated August 30, 1999.

8.15 Copy of Participation Agreement by and among Wells Fargo Variable Trust and IDS Life Insurance Company of New York and Stephens Inc. dated May 1, 2000.

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.1 Consent of Independent Auditors for American Express Retirement Advisor Variable Annuity.

10.2 Consent of Independent Auditors for American Express Retirement Advisor Advantage Variable Annuity.